Offering Memoradum                                                  Confidential
Dated January 10, 1997                                                Copy No. 1


                           SAN MARINO MINERALS, INC.
                            (A Florida Corporation)

                                 300,000 Shares
                         At A Price of $0.25 Per Share

     San Marino Minerals, Inc., a Florida corporation, (the Company) is involved in the exploration and develoment of resource properties, including gold, silver, base metals, and oil and gas. The Company has no earnings to date, and in fact has sustained significant losses. There is no assurance that the Company will be successful or profitable in the future.

     The Company's principal place office is located at 353 Sacramento Street, Suite 600, San Francisco, CA, 94111 and its telephone number is (415) 474-7047.

     AN INVESTMENT IN THE COMPANY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL MEANS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT AND WILL BE SOLD ONLY TO ACCREDITED OR OTHERWISE QUALIFIED INVESTORS. FOR A DISCUSSION OF THE MATERIAL RISK IN CONNECTION WITH THE PURCHASE OF THE SHARES, SEE "INVESTMENT RISK CONSIDERATIONS".

        THE SECURITIES ARE BEING OFFERED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (The "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTIONS 4 (2) AND 3 (b) OF The SECURITIES ACT AND REGULATION D PROMULGATED THEREUNDER.

     THIS MEMORANDUM HAS NOT BEEN REVIEWED OR APPROVED OR DISAPPROVED NOR HAS THE ACCURACY OR ADEQUACY OF THE INFORMATION SET FORTH HEREIN BEEN PASSED UPON BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES ADMINISTRATOR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS OFFERING IS BEING MADE PURSUANT TO THE EXEMPTIONS AFFORDED BY SECTIONS 4(2) or 3(b) OF THE SECURITIES ACT OF 1933 AND RULE 504 OF REGULATION D PROMULGATED THEREUNDER AND STATE SMALL CORPORATE OFFERING REGISTRATION PROVISIONS. PURSUANT TO RULE 504, THE SHARES SOLD HEREBY WILL NOT BE SUBJECT TO ANY LIMITATIONS ON RESALE THEREOF UNDER FEDERAL LAW. THE SHARES MAY, HOWEVER, BE SUBJECT TO LIMITATIONS ON THE OFFER AND SALE AND THE RESALE OF THE SHARES IMPOSED BY THE BLUE SKY LAWS OF INDIVIDUAL STATES. IN ADDITION, THE COMPANY INTENDS TO FILE THE REQUIRED DOCUMENTS IN CERTAIN OTHER STATES IDENTIFIED BY MANAGEMENT AS HAVING POSSIBLE INVESTOR INTEREST AND USE ITS BEST EFFORTS TO QUALIFY THE SHARES FOR SECONDARY TRADING IN SUCH STATES, THOUGH NO ASSURANCE CAN BE GIVEN THAT IT WILL BE ABLE TO QUALIFY THE SHARES FOR SECONDARY TRADING IN ANY SUCH STATES IN WHICH IT SUBMITS SUCH APPLICATIONS AND DOCUMENTS. AN INABILITY TO QUALIFY THE SHARES FOR SECONDARY TRADING WILL CREATE SUBSTANTIAL RESTRICTION ON THE TRANSFERABILITY OF SUCH SHARES WHICH MAY NEGATE THE BENEFIT OF THE EXEMPTION PROVIDED BY RULE 504 OF REGULATION D. SEE "RISK FACTORS." THE COMPANY WILL USE ITS BEST EFFORTS TO CAUSE THE SHARES TO BE LISTED ON THE ELECTRONIC BULLETIN BOARD OPERATED BY THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. AS A MARKET IN WHICH THEY MAY BE TRADED. THERE IS NO ASSURANCE THAT SUCH LISTING WILL BE OBTAINED OR THAT IF A LISTING IS OBTAINED THAT ANY MARKET FOR THE SHARES WILL DEVELOP, OR IF DEVELOPED, THAT IT WILL BE SUSTAINED.

                                ---------------

Subscription Price Per Share    Commissions(l)    Proceeds to the Company
$0.25                           $-0-              $75,000

     (1) The Shares are being sold by the Company's Directors and no commissions will be paid in connection with the Offering.

                           San Marino Minerals, Inc.
                          600 - 353 Sacramento Street,
                        San Francisco, California, 92504
                                  415-474-7047

                              OFFERING MEMORANDUM

                           SAN MARINO MINERALS, INC.
                            (A Florida Corporation)

                   Offering Memorandum Dated January 10, 1997

                                 300,000 Shares

San Marino Minerals, Inc. (the "Company"), a Florida corporation, is offering on a "best efforts, no minimum basis" up to a maximum of 300,000 shares of common stock ("Common Stock"), $.001 par value, at $0.25 per Share. Since there is no minimum, no proceeds will be held in escrow account and all funds will be immediately available to the Company.

The Company intends to apply for inclusion of the Common Stock on the Over the Counter Electronic Bulletin Board. There can be no assurances that an active trading market will develop, even if the securities are accepted for quotation. Additionally, even if the Company's securities are accepted for quotation and active trading develops, the Company is still required to maintain certain minimum criteria established by NASDAQ, of which there can be no assurance that the Company will be able to continue to fulfill such criteria.

Prior to this offering, there has been no public market for the common stock of the Company. The price of the Shares offered hereby was arbitrarily determined by the Company and does not bear any relationship to the Company's assets, book value, net worth, results of operations or any other recognized criteria of value. For additional information regarding the factors considered in determining the offering price of the Shares, see "Risk Factors - Arbitrary Offering Price", "Description of Securities".

The Company does not presently file reports or other information with the Securities and Exchange Commission ("Commission"). However, following completion of this offering, the Company intends to furnish its security holders with annual reports containing audited financial statements and such interim reports, in each case as it may determine to furnish or as may be required by law.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OF ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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

THE SECURITIES ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE, ACCEPTANCE OR AN OFFER TO PURCHASE, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER, WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT TO REJECT ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SECURITIES OFFERED HEREBY.

This offering involves special risks concerning the Company (see "Risk Factors"). Investors should carefully review the entire Memorandum and should not invest any funds in this Offering unless they can afford to lose their entire investment. In making an investment decision, investors must rely on their own examination of the issuer and the terms of the Offering, including the merit and risks involved.

                                OFFERING SUMMARY

The following summary information is qualified in its entirety by the detailed information and financial statements and notes thereto appearing elsewhere in this Memorandum.

The Company is involved in the exploration and development of resource properties, including gold, silver, base metals, and oil and gas. The Company was incorporated in the State of Florida and its principal executive office is located at 353 Sacramento Street, Suite 600, San Francisco, California, 94111 (telephone: 415-474-7047).

                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE PERSONS ABLE TO LOSE THEIR ENTIRE INVESTMENT SHOULD PURCHASE THESE SECURITIES. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS:

Risk Factors Relating to the Business of the Company
----------------------------------------------------

START-UP OR DEVELOPMENT STAGE COMPANY -- The Company has had no operations since its organization and is a "start-up" or "development stage" company. No assurances can be given that the Company will be able to compete with other companies in its industry. The purchase of the securities offered hereby must be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. See "Use of Proceeds to Issuer" and "Description of Business."

NO ASSURANCE OF PROFITABILITY -- To date, the Company has not generated any revenues from operations. The Company does not anticipate any significant revenues in the near future. The Company's ability to successfully implement its business plan is dependent on the completion of this Offering. There can be no assurance that the Company will be able to develop into a successful or profitable business.

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

NO ASSURANCE OF PAYMENT OF DIVIDENDS - No assurances can be made that the future operations of the Company will result in additional revenues or will be profitable. Should the operations of the Company become profitable, it is likely that the Company would retain much or all of its earnings in order to finance future growth and expansion. Therefore, the Company does not presently intend to pay dividends, and it is not likely that any dividends will be paid In the foreseeable future. See "Dividend Policy."

POSSIBLE NEED FOR ADDITIONAL FINANCING -- The Company intends to fund its operations and other capital needs for the next 12 months substantially from the proceeds of this Offering, but there can be no assurance that such funds will be sufficient for these purposes. The Company may require additional amounts of capital for property acquisitions, exploration and development costs, operating expenses and working capital. The Company has made no arrangements to obtain future additional financing, and if required, there can be no assurance that such financing will be available, or that such financing will be available on acceptable terms. See "Use of Proceeds."

DEPENDENCE ON MANAGEMENT -- The Company's success is principally dependent on its current management personnel for the operation of its business.

BROAD DISCRETION IN APPLICATION OF PROCEEDS -- The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering, in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. Pending use of such proceeds, the net proceeds of this offering will be invested by the Company in temporary, short-term interest-bearing obligations. See "Use of Proceeds."

ARBITRAYY OFFERING PRICE -- There has been no prior public market for the Company's securities. The price to the public of the Shares offered hereby has been arbitrarily determined by the Company and bears no relationship to the Company's earnings, book value or any other recognized criteria of value.

IMMEDIATE AND SUBSTANTIAL DILUTION -- An investor in this offering will experience immediate and substantial dilution.

LACK OF PRIOR MARKETFOR SECURITIES OF THE COMPANY -- No prior market has existed for the securities being offered hereby and no assurance can be given that a market will develop subsequent to this offering.

NO ESCROW OF INVESTORS FUNDS -- This offering is being made on a "best efforts, no minimum basis." As such, all the funds from this Offering will be immediately available to the Company.

                                USE OF PROCEEDS

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

The proceeds from this Offering will be used for the acquisition, exploration and development of resource properties and for working capital.

                                DIVIDEND POLICY

Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

                                  THE COMPANY

The Company is involved in the exploration and development of mineral resource properties, including but not limited to base metals, gold, silver, oil and gas. There is no assurance, however, that the Company will be successful in discovering and/or developing a resource property with economic reserves, or even if it does, that the Company will be profitable.

Management
----------

The following sets forth the names of the Company's officers and directors:

Ken Finkelstein, is a Director to the Company and its President. Following his graduation from law school in 1990, Mr. Finkelstein gained adniission to the Bar in the Provinces of Ontario and British Columbia, as well as the states of New York and Washington. Mr. Finkelstein maintains offices in New York, N.Y. and Vancouver. B.C., where he is involved with the practice of law and pursuit of business opportunities.

Frank Mueller, is a Director of the Company. Mr. Mueller has over 17 years of experience as an entrepreneur and a partner in Pioneer Design Corporation, a development company that designs and builds mult-unit residential and commercial developments. Mr. Mueller's has extensive experience in finance and personnel management skills.

Jasbinder Chohan, is a Director and Vice President of the Company. Ms. Chohan has extensive sales experience and is experienced in all aspects of managing a small business, including product development, marketing, payroll, employee relations, customer service, and accounting.

                             EXECUTIVE COMPENSATION

Since the Company was recently incorporated, it has no historical information with respect to executive compensation. At the conclusion of the Offering, the Company does not intend to

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

compensate its officers for services to the Company from the proceeds of this Offering and will only do so when and if the Company generates profits.

Compensation of Directors
-------------------------

Directors are not paid fees for their services nor reimbursed for expenses of attending board meetings.

                           DESCRIPTION OF SECURITIES

Shares
------

The Company is offering hereby a "best efforts, no minimum basis" up to 300,000 shares of Common Stock at $0.25 per Share.

Common Stock
------------

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.001 par value. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription' rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares of Common Stock are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby, will be validly authorized and issued, fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's
Certificate of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action. The above description concerning the Common Stock of the Company does not purport to be complete. Reference is made to the Company's Certificate of Incorporation and Bylaws which are available for inspection upon proper notice at the Company's offices, as well as to the applicable statutes of the State of Florida for a more complete description concerning the rights and liabilities of stockholders.

Prior to this offering, there has been no market for the Common Stock of the Company, and no predictions can be made of the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the Common Stock of the Company in the public market may adversely affect prevailing market prices, and may impair the Company's ability to raise capital at that time through the sale of its equity securities.

Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

                              PLAN OF DISTRIBUTION

The Company has no underwriter for this Offering. The Offering is therefore a self-underwriting. The Shares will be offered by the Company at the offering price of $0.25 per Share.

Price of the Offering.
----------------------

There is no, and never has been, a market for the Shares, and there is no guaranty that a market will ever develop for the Company's shares. Consequently, the offering price has been determined by the Company. Among other factors considered in such determination were estimates of business potential for the Company, the Company's financial condition, an assessment of the Company's management and the general condition of the securities market at the time of this Offering. However, such price does not necessarily bear any relationship to the assets, income or net worth of the Company.

The offering price should not be considered an indication of the actual value of the Shares. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that the Shares can be resold at the Offering Price.

There can be no assurance that an active trading market will develop upon completion of this Offering, or if such market develops, that it will continue. Consequently, purchasers of the Shares offered hereby may not find a ready market for Shares.

                             ADDITIONAL INFORMATION

Each investor warrants and represents to the Company that, prior to making an investment in the Company, that he has had the opportunity to inspect the books and records of the Company and that he has had the opportunity to make inquiries to the officers and directors of the Company and further that he has been provided full access to such information.

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

                       INVESTOR SUITABILITY STANDARDS AND
                            INVESTMENT RESTRICTIONS

                                  Suitability

Shares will be offered and sold pursuant an exemption under the Securities Act, and exemptions under applicable state securities and Blue Sky laws. There are different standards under these federal and state exemptions which must be met by prospective investors in the Company.

The Company will sell Shares only to those Investors it reasonably believes meet certain suitability requirements described below.

Each prospective Investor must complete a Confidential  Purchaser  questionnaire
and  each   Purchaser   Representative,   if  any,  must  complete  a  Purchaser
Representative Questionnaire.

EACH INVESTOR MUST BE RESPONSIBLE FOR DETERMINING THAT IT IS PERMITTED TO INVEST IN THE COMPANY, THAT ALL APPROPRIATE ACTIONS TO AUTHORIZE SUCH AN INVESTMENT HAVE BEEN TAKEN, AND THAT ANY REQUIREMENTS THAT ITS INVESTMENTS BE DIVERSIFIED OR SUFFICIENTLY LIQUID HAVE BEEN MET.

An investor will qualify as an accredited Investor if it falls within any one of the following categories at the time of the sale of the Shares to that Investor:

( 1) A bank as defined in Section 3 (a) (2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3 (a) (5) (A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2 (a) (48) of that Act; a Small Business Investment Company licensed by the United States Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 19 74, if the investment decision is made by a plan fiduciary, as defined in Section 3 (2 1) of that Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if aself-directed plan with the investment decisions made solely by persons that are accredited investors;

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

(2) A private business development company as defined in Section 202 (a) (22) of the Investment Advisers Act of 1940;

(3) An organization described in Section 501 (c) (3) of the Internal Revenue Code with total assets in excess of $5,000,000;

(4) A director or executive officer of the Company.

(5) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Shares exceeds $ 1,000,000;

(6) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as describe in Rule 506(b)(2)(ii) of Regulation D; and

(8) An entity in which all of the equity owners are accredited investors (as defined above).

As used in this Memorandum, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of (5) above, the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income an investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income form long-term capital gains has been reduced in arriving at adjusted gross income.

In order to meet the conditions for exemption from the registration requirements under the securities laws of certain jurisdictions, investors who are residents of such jurisdiction may be required to meet additional suitability requirements.

An Investor that does not qualify as an accredited Investor is a nonaccredited Investor and may acquire Shares only if:

(1) The Investor is knowledgeable and experienced with respect to investments in limited partnerships either alone or with its Purchaser Representative, if any; and

(2) The Investor has been provided access to all relevant documents it desires or needs; and

(3) The Investor is aware of its limited ability to sell and/or transfer its Shares in the Company; and

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

(4) The Investor can bear the economic risk (including loss of the entire investment) without impairing its ability to provide for its financial needs and contingencies in the same manner as it was prior to making Such investment.

THE COMPANY RESERVES THE RIGHT IN ITS ABSOLUTE DISCRETION TO DETERMINE IF A POTENTIAL INVESTOR MEETS OR FAILS TO MEET THE SUITABILITY STANDARDS SET FORTH IN THIS SECTION.

Additional Suitability Requirements for Benefit Plan Investor:
--------------------------------------------------------------

In addition to the foregoing suitability standards generally applicable to all Investors, the Employee Retirement Income Security Act of 1934, as amended ("ERISA"), and the regulations promulgated thereunder by the Department of Labor impose certain additional suitability standards for Investors that are qualified pension, profit-sharing or stock bonus plans ("Benefit Plan Investor"). In considering the purchase of Shares, a fiduciary with respect to a prospective Benefit Plan Investor must consider whether an investment in the Shares will satisfy the prudence requirement of Section 404(a)(1)(B) of ERISA, since there is not expected to be any market created in wl-dch to sell or otherwise dispose of the Shares. In addition, the fiduciary must consider whether the investment in Shares will satisfy the diversification requirement of Section 404(a)(1)(C) of ERISA.

Restrictions on Transfer or Resale of Shares
--------------------------------------------

The Availability of Federal and state exemptions and the legality of the offers and sales of the Shares are conditioned upon, among other things, the fact that the purchase of Shares by all Investors are for investment purposes only and not with a view to resale or distribution. Accordingly, each prospective Investor will be required to represent in the Subscription Agreement that it is purchasing the Shares for its own account and for the purpose of investment only, not with a view to, or in accordance with, the distribution of sale of the Shares and that it will not sell, pledge, assign or transfer or offer to sell, pledge, assign or transfer any of its Shares without an effective registration statement under the Securities Act, or an exemption there from and an opinion of counsel acceptable to the Company that registration under the Securities Act is not required and that the transaction complies with all other applicable Federal and state securities or Blue Sky laws.

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